Exhibit 23.02

               CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Carpenter Technology Corporation of our report dated March 3, 1997, relating to the financial statements of Dynamet Incorporated, which appears in the Current Report on Form
8-K/A of Carpenter Technology Corporation dated May 13,1997.



/s/ Price Waterhouse LLP



Price Waterhouse LLP
Pittsburgh, Pennsylvania
May 27, 1998
    --

                                                        Exhibit 23.02

                CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Carpenter Technology Corporation of our report dated February 17, 1997, except as to the notes titled
"Significant Accounting Policies-Basis of Presentation,"
"Discontinued Operations" and "Segment Operations" which are as of February 3, 1998, relating to the financial statements of Talley
Industries, Inc., which appears in the Current Report on Form 8-K/A of Carpenter Technology Corporation dated February 12, 1998.


/s/ Price Waterhouse LLP



Phoenix, Arizona
May 27, 1998
    --